AFBA 5STAR FUND, INC.
                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                            SENIOR FINANCIAL OFFICERS


This code of ethics (the "Code") applies to the principal Executive Officer, Senior Financial Officers, and persons performing similar functions (each individually, a "Senior Officer" and collectively, the "Senior Officers") of AFBA 5Star Fund, Inc. (the "Company") for the purpose of promoting:

>> honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

>> full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Company; and

>> compliance by such Senior Officers with applicable laws and governmental rules and regulations.

Each Senior Officer shall annually certify that he or she has read and understood this Code and will abide by it. A form of the certification is attached as Exhibit A. This Code may only be amended or modified by the approval of the Board of Directors of the Company (the "Board"). Any waiver, including an implicit waiver, of this Code may be made only by the Board, and any such waiver or amendment to this Code will be publicly disclosed in accordance with Item 2 of Form N-CSR under the Investment Company Act of 1940, as amended.

The following standards shall apply to the Senior Officers under this Code:

I.       HONEST AND ETHICAL CONDUCT

Each Senior Officer shall:

1.       always conduct himself or herself in an honest and ethical manner;

2.       act with the highest standards of personal and professional integrity;

3. respect the confidentiality of information acquired during the course of employment or association with the Company and not use any such confidential and/or non-public information for personal gain;

4. achieve responsible use of and control over all assets and resources employed or entrusted to him or her;

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5.       proactively promote and advocate ethical behavior in the Company's work environment; and

6. ensure that he or she discloses, to the Board or to the Audit Committee, any material facts or information that come into the Senior Officer's possession concerning transactions with inherent potential conflicts of interest.

There are some conflict of interest situations that must be discussed with the Board or the Audit Committee, if material. Some examples of such situations include:

>> service as a director/trustee on the board of any company (public or private);

>>       the receipt of any non-nominal gifts;

>> the receipt of any entertainment from any company with which the Company has current or prospective business dealings unless such entertainment is business related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

>> any ownership interest in, or any consulting or employment relationship with, any of the Company's service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof; and

>> a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Company for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Senior Officer's employment, such as compensation or equity ownership.

Any activity or relationship that presents a conflict for a Senior Officer likely also presents a conflict for the Senior Officer if a member of the Senior Officer's family engages in such an activity or has such a relationship. All actual and apparent conflicts of interest between personal and professional relationships must be handled honestly, ethically and in accordance with the policies specified in this Code.

II.      RULES TO PROMOTE FULL, FAIR, ACCURATE, TIMELY AND UNDERSTANDABLE
         DISCLOSURE

To the extent consistent with each Senior Officer's duties and responsibilities, each Senior Officer must take the following steps to ensure full, fair, accurate, timely and understandable disclosure in the reports and documents that the Company files with the SEC and in other public communications made by the
Company:

1. Familiarize himself or herself with the disclosure requirements generally applicable to the Company in order to ensure compliance with applicable rules and regulations.

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2.       Carefully review a draft of each periodic SEC report and related documents for accuracy and completeness before each such report is filed with the SEC, with particular focus on disclosure issues within his or her area of responsibility.

3. Carefully review drafts of each press release or other public communications by the Company before each such communication is released to the public.

4. Should not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Company's Directors and auditors, governmental regulators or self-regulatory organizations.

5. Upon request of the Company's Audit Committee, meet with its members and others involved in the financial reporting and audit processes to discuss the draft report referred to in item (2) above.

6. Bring to the attention of the Audit Committee matters that such Senior Officer believes could compromise the integrity of the Company's financial reports, evidence disagreements on accounting matters and/or constitute a possible violation of this Code.

7. Actively support the Company's Chief Financial Officer (by cooperating fully with periodic SEC report reviews, proactively identifying potential areas of weakness and providing corrective policy recommendations) to help establish and maintain disclosure controls and procedures that ensure that material information is included in each periodic SEC report.

8. Consult with the Audit Committee to identify and discuss any short-comings or concerns with respect to the Company's internal financial reporting or disclosure controls.

9. Confirm that neither the Company's internal auditor function, nor its outside accountants, are aware of any material misstatements or omissions in any periodic SEC report referred to in item (2) above, or have any concerns about the "Management's Discussion of Fund Performance" section of the periodic report.

10. Always act in good faith, responsibly, with due care, competence and diligence without misrepresenting material facts or allowing independent judgment to be subordinated.

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III.     COMPLIANCE WITH APPLICABLE GOVERNMENTAL LAWS, RULES AND REGULATIONS

Compliance with applicable governmental laws, rules and regulations, both in letter and in spirit, is one of the foundations on which the Company's ethical policies are built, and accordingly, each Senior Officer must strive to:

1. Understand and take responsibility to comply with governmental rules and regulations of the states and communities in which the Company operates, with particular focus on understanding the governmental rules and regulations applicable to disclosures in the Company's periodic SEC reports.

2. If a federal, state or local law conflicts with a policy of this Code, a Senior Officer must comply with the law; however, if a local custom or policy in the territory in which a Senior Officer works conflicts with this Code, then the Senior Officer must comply with this Code. Any questions regarding such conflicts of the interpretation of policies contained in this Code should be brought to the attention of the Audit Committee in order to determine the most appropriate course of action.

IV.      REPORTING ANY VIOLATIONS OF THIS CODE

If a Senior Officer believes that actions have occurred, may be taking place or may be about to take place that violate or would violate this Code, he or she must bring the matter to the attention of the Board or the Audit Committee. Senior Officers are encouraged to talk to the Audit Committee or to the counsel to the Company about observed illegal or unethical behavior and, when in doubt, about the best course of action in a particular situation.

V.       REMEDIAL ACTIONS

A violation of this Code will subject a Senior Officer to disciplinary action, up to and including discharge from the Company and, where appropriate, may subject the Senior Officer to civil liability and criminal prosecution.




              Adopted by the Board of Directors on January 27, 2005

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                                    EXHIBIT A

                     CERTIFICATION REGARDING CODE OF ETHICS
          FOR PRINCIPAL EXECUTIVE OFFICER AND SENIOR FINANCIAL OFFICERS
                                 ASSETMARK FUNDS


         The undersigned hereby certifies that he or she has read and will abide by the Code of Ethics for Principal Executive Officer and Senior Financial Officers (the "Code") approved by the Board of Directors on January 27, 2005, or as subsequently amended, and that he or she knows such failure may constitute a violation of federal securities laws and regulations which may subject him or her to civil liabilities and criminal penalties. The undersigned acknowledges that he or she has read and understood the Code and will abide by it. The undersigned further acknowledges that failure to observe the provisions of the Code shall be a basis for dismissal for cause and/or referral to appropriate authorities.



                                        ________________________________________
                                        Name



                                        ________________________________________
                                        Date

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